UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): April 30, 2024
SHORE BANCSHARES, INC.
(Exact name of registrant as specified in its charter)

Maryland	000-22345	52-1974638
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(IRS Employer Identification No.)
18 E. Dover St., Easton, Maryland 21601
(Address of principal executive offices) (Zip Code)
(410) 763-7800
(Registrant’s telephone number, including area code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common stock, par value $.01 per share	SHBI	Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.
On April 2, 2024, Shore United Bank, N.A. (the “Bank”), the wholly-owned subsidiary of Shore Bancshares, Inc. (the “Company”), detected that it had been subjected to fraudulent credit card account openings during the first quarter of 2024 and commenced an investigation. Bad actors used stolen personal information to open Bank-issued credit cards through the Bank’s online credit card activation system. The personal information used had been stolen from individuals who are not customers of the Bank. No existing Bank customers were impacted by this fraudulent activity and the Bank’s core processing system was not compromised. Upon detection, the Bank immediately closed all fraudulently-opened credit card accounts and suspended all credit card activations. The Bank will not open new credit card accounts until its investigation is complete. The Bank is implementing enhanced activity monitoring on all existing cards outstanding.
As a result of the fraudulent activity, the Company will recognize a $4.3 million fraud-related expense in the first quarter of 2024 and does not anticipate additional losses related to this event. The majority of the fraud loss, approximately $3.6 million, or 84%, occurred between March 25, 2024 and April 2, 2024. In coordination with the Bank’s credit card processor, management is evaluating the root causes of the fraud event and the preventative and monitoring controls that would have mitigated the fraud loss. Management will also consider in this evaluation whether the credit card product can attain the size and scale needed in the near-term for the Bank to continue as an issuer. The Bank has notified and is actively working with law enforcement to recover a portion of the fraud losses by various means.
This Form 8-K contains forward-looking statements, which are any predictions, projections or other statements about future events based on current expectations and assumptions that are subject to risks and uncertainties, which are described in the Company’s filings with the Securities and Exchange Commission. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and the Company undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHORE BANCSHARES, INC.

Dated: April 30, 2024	By:	/s/ James M. Burke
James M. Burke
President and Chief Executive Officer
3